Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 15, 2020 (the “Merger Date”), FB Financial Corporation ("FB Financial" or “the Company”) completed its previously announced merger (the “Merger”) with Franklin Financial Network, Inc. ("Franklin"), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 21, 2020, by and among the Company, Paisley Acquisition Corporation, and Franklin.
The following unaudited pro forma condensed combined consolidated statement of income gives effect to the Merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 805, “Business Combinations” (“ASC 805”) and gives effect to the related pro forma adjustments described in the accompanying notes.
The unaudited pro forma combined condensed consolidated statement of income for the fiscal year ended December 31, 2020 combine the consolidated statement of income of FB Financial for the year ended December 31, 2020 with the consolidated statement of income of Franklin for the 227 days ended August 14, 2020, giving effect to the Merger as if it had been completed as of January 1, 2020. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s revised audited financial statements for the year ended December 31, 2020 included as Exhibit 99.1 on this Form 8-k and Franklin’s unaudited consolidated financial statements for the six months ended June 30, 2020, which are included as Exhibit 99.2 to Amendment No. 1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2020.

The historical consolidated financial information contained in the unaudited pro forma combined condensed consolidated financial information have been adjusted to give effect to events that are (1) factually supportable, (2) directly attributed to the Merger, and (3) with respect to the unaudited pro forma combined condensed consolidated statements of income, expected to have a continuing impact on the combined results of FB Financial and Franklin. Assumptions underlying the pro forma adjustments estimated by FB Financial are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined condensed consolidated financial information. Such adjustments do not include the impacts of any revenue, cost or other operating synergies that may have resulted from the Merger had it taken place on January 1, 2020. As such, merger costs are reflected in the historical periods incurred.

The unaudited pro forma combined condensed consolidated statement of income appearing below does not give pro forma effect to FB Financial’s acquisition of FNB Financial Corp, which was consummated on February 14, 2020, for any period prior to the date that such transactions were consummated.
The unaudited pro forma combined condensed consolidated statement of income has been prepared in accordance with historical regulatory and generally accepted accounting principles in the United States of America subject to the Company during the year ended December 31, 2020. As such, the unaudited pro forma combined condensed consolidated statement of income requires certain pro forma adjustments to conform to accounting standards the Company was subject to that had not been adopted by Franklin.

Most notably, the unaudited pro forma combined condensed consolidated statement of income reflects the adoption or ongoing potential impact of the following:
•Franklin’s adoption of Accounting Standard Update (“ASU”) 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (commonly referred to as Cumulative Expected Credit Losses, or “CECL”). Franklin elected to defer implementation of CECL under Section 4014 of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), and continued utilizing the existing incurred loss impairment methodology. The Company adopted CECL as of January 1, 2020 under a modified retrospective approach and recorded a one-time adjustment to retained earnings. As such, the unaudited pro forma combined condensed statement of income reflects the adoption of CECL on January 1, 2020 had the Merger taken place on January 1, 2020.
Conversely, the unaudited pro forma combined condensed consolidated statement of income does not reflect the following:
•Legislation going into effect after the historical period presented, including, but not limited to, the Durbin Amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as the Company was exempt during the year ended December 31, 2020.

Exhibit 99.2
The unaudited pro forma combined condensed consolidated statement of income appearing below is presented for illustrative purposes only, is based upon a number of assumptions and estimates and is subject to uncertainties. The unaudited pro forma combined condensed consolidated financial information does not purport to be indicative of the actual results of operations of FB Financial had the Merger in fact occurred as of January 1, 2020, nor does it purport to be indicative of the results of operations of FB Financial in the future.

FB Financial Corporation and Subsidiaries Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

(in thousands, except share and per share amounts)

	Year Ended December 31, 2020	Six Months Ended June 30, 2020	45 Days Ended August 14, 2020			Year Ended December 31, 2020

	FB Financial Corporation	Franklin Financial Network, Inc.	Franklin Financial Network, Inc.	Pro Forma Adjustments		Pro Forma Company
	(as reported)	(as reported)				(Combined)
Interest income:
Interest and fees on loans	$294,596	$73,661	$17,679	$(818)	a.	$385,118
Interest on securities	17,343	7,108	962	—		25,413
Other	2,705	652	37	—		3,394
Total interest income	314,644	81,421	18,678	(818)		413,925

Interest expense:
Deposits	42,859	21,175	3,205	(5,114)	b.	62,125
Borrowings	6,127	3,254	571	(647)	c.	9,305
Total interest expense	48,986	24,429	3,776	(5,761)		71,430
Net interest income	265,658	56,992	14,902	4,943		342,495
Provisions for credit losses	107,967	16,217	—	(35,305)	d.	88,879
Net interest income after provision for credit losses	157,691	40,775	14,902	40,248		253,616

Noninterest income:
Mortgage banking income	255,328	11,373	5,136	—		271,837
Service charges on deposit accounts	9,160	2,460	716	—		12,336
Other income	37,367	2,615	(8,136)	—		31,846
Total noninterest income	301,855	16,448	(2,284)	—		316,019

Noninterest expenses:
Salaries, commissions and employee benefits	233,768	27,342	9,992	—		271,102
Occupancy and equipment expense	18,979	5,918	1,573	—		26,470
Legal and professional fees	7,654	5,413	5,279	—		18,346
Amortization of core deposit and other intangibles	5,323	177	36	712	e.	6,248
Other expense	111,361	7,547	5,629	—		124,537
Total noninterest expense	377,085	46,397	22,509	712		446,703
						—
Income before income taxes	82,461	10,826	(9,891)	39,536		122,932
Income tax expense	18,832	1,792	(3,240)	10,303	f.	27,687
Net income applicable to FB Financial Corporation and noncontrolling interest	63,629	9,034	(6,651)	29,233		95,245
Net income attributable to noncontrolling interest	8	8	—	—		16
Net income applicable to FB Financial Corporation	$63,621	$9,026	$(6,651)	$29,233		$95,229
Per share information:
Basic	37,621,720	14,811,877		(5,431,371)	g.	47,002,226
Fully diluted	38,099,744	15,274,242		(5,893,736)	g.	47,480,250
Earnings per share:
Basic	$1.69	$0.61				$2.03
Fully diluted	1.67	0.59				2.01
See the accompanying note to the unaudited pro forma condensed consolidated income statement

Note (1)—Unaudited Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined consolidated statement of income for the acquisition of Franklin.

a.Interest income and fees on loans was adjusted to reflect net amortization of the accretable discount recorded of $19.7 million and accretable yield premium of $23.6 million, resulting in net amortization of $0.8 million for the 227 days ended December 31, 2020.
b.Interest expense on deposits was adjusted by $5.1 million to reflect accretion of the fair value premiums for the 227 days ended August 14, 2020. The fair value premiums, which resulted from adjusting fixed-rate time deposit liabilities based on current market interest rates for similar instruments. are being recognized over an estimated weighted average life of the related deposit liabilities.
c.Interest expense on borrowings was adjusted to reflect accretion of $0.6 million as a reduction to interest expense on subordinated debt for the 227 days ended August 14, 2020 related to the total interest rate fair value premium of $0.8 million, which is being amortized over the weighted average lives of the underlying subordinated debt issuances.
d.The provision for credit losses was adjusted to reflect the adoption of ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” on January 1, 2020 for the combined pro forma company. The Company estimated total pro forma allowance for credit losses and reserve for unfunded commitments of $103.4 million and $6.8 million, respectively, as of January 1, 2020 as a result of recasting the reserve analyses to reflect Franklin’s loan portfolio balances on January 1, 2020. The Company recorded the adoption though retained earnings on the balance sheet under the modified retrospective approach. As such, the provisions for credit losses and unfunded commitments recorded by FB Financial as of the August 14, 2020 Merger date were reversed and recast to reflect the combined post-adoption change in the allowance for credit losses and unfunded commitments during the year ended December 31, 2020, resulting in an adjustment to reflect the net reversal in provisions for credit losses and unfunded commitments of $35.3 million.
e.Amortization of core deposits and other intangibles was adjusted to reflect $0.9 million in amortization expense associated with the $7.7 million core deposit intangible recorded at acquisition, net of reversal of amortization expense related to Franklin’s pre-existing core deposit intangible of $0.2 million.
f.Income tax expense was adjusted to reflect the tax effects of purchase accounting adjustments using FB Financial’s combined federal and state statutory rate of 26.06%.
g.The Company’s basic and diluted shares outstanding for the year ended December 31, 2020 were adjusted to reflect the issuance of 15,058,181 shares of the Company’ stock as merger consideration as if the shares were issued on January 1, 2020.
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